Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas P. Raimondi, Jr., Chairman, President and Chief Executive Officer of MTI Technology Corporation (the “Company”), certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended April 7, 2007, of the Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ THOMAS P. RAIMONDI, JR.
Thomas P. Raimondi, Jr.
Chairman, President and Chief Executive Officer

Date: September 11, 2007